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Exhibit 10.18

                                 BUILDING LEASE
                                 --------------

     THIS LEASE, made and entered into this 1st day of October, 1999, by and between TENNEY PLACE DEVELOPMENT, LLC ("Landlord") and SONIC FOUNDRY, INC. ("Tenant").


                                  WITNESSETH:

     Paragraph 1. Premises. Landlord for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of Tenant to be kept observed and performed does by these presence lease to Tenant and Tenant leases from Landlord, the improved real estate located at 1617 Sherman Avenue, City of Madison, Dane County, Wisconsin which is more particularly described on Exhibit A, which is attached hereto and incorporated herein by reference, together with all improvements now or in the future located thereon, including a building which is to be renovated prior to the Beginning Date (defined below) at Landlord's sole expense, except as provided herein below, substantially in accordance with the preliminary plans and specifications which have been approved by Tenant (the "Building") which plans, specifications, and Work Letter are set forth, in part, in Exhibit B which is attached hereto and incorporated herein by reference and subject to the covenants, conditions, agreements, easements, encumbrances and restrictions of record affecting the real estate and improvements (such real estate and improvements as described hereinabove shall be referred to herein collectively hereinafter as the "Premises"). After the renovation of the Building, the Landlord and Tenant hereby agree that the Building will contain approximately 45,000 square feet. All renovations to the Building to be completed by Landlord shall be completed in a good and workman like manner and comply with all applicable laws, ordinances, rules and regulations of government authorities. Landlord and Tenant hereby acknowledge that the plans, specifications, and Work Letter set forth at Exhibit B are preliminary and the parties agree to work in good faith with their respective architects and engineers to agree upon final plans and specifications for the renovations of the Building as quickly as practicable. Such final plans and specifications will set forth a time line for commencement of construction by the Landlord. Notwithstanding anything to the contrary herein contained, if the cost of any Tenant allowance item of work relative to the renovations, as finally agreed upon by Landlord and Tenant, exceeds the Tenant allowance for such item of work, Tenant shall pay Landlord the amount by which the actual cost of such item of work exceeds the Tenant allowance for such item of work.

     Paragraph 2. Initial Term. The Initial Term of this Lease shall commence on the later of the following dates (the "Beginning Date"):

     (a)  The first day of June, 2000; or

     (b)  The date the Premises are "Ready for Occupancy" as set forth in this

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section.

     The Initial Term hereof shall commence on the Beginning Date and shall expire 120 months after the Beginning Date. Within 30 days after the Beginning Date, the Landlord and Tenant shall confirm the Beginning Date and the date the Initial Term expires in writing.

     The word "Term" as used in this Lease shall mean the Initial Term and the Extended Terms to the extent the Extended Terms are exercised.

     Tenant acknowledges that the renovations to the Building are not complete. The term "Ready for Occupancy" for purposes of this section shall mean the date on which the renovations to the Building are substantially complete in accordance with the plans and specifications as finally agreed upon by Landlord and Tenant. Under no circumstances shall the Landlord be liable to Tenant for damages or otherwise for delay in delivering the Premises to Tenant occasioned by delays in constructing the Premises. Landlord shall have no obligations for any repairs or additional construction or installations on the Premises except as called for in this Lease, after the Premises have been deemed "Ready for Occupancy." For purposes of this paragraph, substantially complete means:

     (a) Completing the renovations as provided herein so that (i) Tenant can use the Premises for Tenant's intended purposes without material interference to Tenant's conducting its ordinary business activities and (ii) the only incomplete items are minor or insubstantial details of construction, mechanical adjustments or finishing touches such as touch up paint, plastering and painting;

     (b) Landlord's securing a certificate of occupancy from the City of Madison, if necessary;

     (c) Tenant, its employees, agents and invitees having reasonable access to the Building and Premises;

     (d) The decoration fixtures and equipment to be installed by Landlord pursuant to the plans and specifications set forth at Exhibit B are installed and in good working order;

     (e)  The Building is broom clean.

     Any partial occupancy of the Premises by the Tenant prior to the Beginning Date shall be agreed to in writing by Landlord and Tenant prior to such occupancy of the Premises by Tenant and prior to Tenant's installing any furniture and fixtures on or to the Premises.

     Paragraph 3. Rent. Commencing on the Beginning Date, Tenant agrees to pay to Landlord, without offset or deduction, except as set forth herein or as may be

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permitted by law, the Base Rent. The monthly Base Rent for each year of the Term shall be as follows:

            Year                                         Monthly Rent
            ----                                         ------------
            One                                           $38,437.50
            Two                                           $40,312.50
            Three                                         $42,187.50
            Four and Five                                 $44,062.50
            Six and Seven                                 $45,937.50
            Eight through Ten                             $47,812.50
            First 5-year Extended Term, if exercised      $49,125.00
            Second 5-year Extended Term, if exercised     $53,625.00

     Monthly Base Rent shall be paid in advance in equal monthly installments.

     In the event Tenant leases the Premises during any month of the Term for less than a whole calendar month as a result of the Scheduled commencement or termination date, Tenant shall pay Base Rent on a prorated basis for such month.

     In addition to Base Rent, Tenant shall pay as rent the charges described herein as additional rent ("Additional Rent"). Any installment of Base Rent or Additional Rent owed by Tenant to Landlord which is not paid to Landlord when due, shall bear interest at the Lease Interest Rate (as herein defined) from the date when due hereunder until the date paid. Notwithstanding the above, no interest shall begin to accrue on overdue Base Rent or Additional Rent until it is overdue for more than ten (10) days. Any late payments by Tenant shall be first applied to interest that has accrued after such ten (10) day period and then to Base Rent or Additional Rent owed by Tenant to Landlord.

     Paragraph 4. Taxes and Assessments, etc. As Additional Rent for the Premises, Tenant further agrees to pay prior to the same becoming due, all general real estate taxes and currently due installments of special assessments, general and special water rates, utilities (including electric, water, sewer, gas and telephone charges) and all other impositions ordinary and extraordinary, which may be levied, assessed or imposed upon the Premises or any part thereof or upon the Building or improvements at any time situated thereon, accruing or becoming due and payable during the Term of this Lease and any extension thereof. The general real estate taxes levied against the Premises shall be prorated between Landlord and Tenant as of the date of termination for the last year of the Term of the Lease ending on other than December 31 (regardless of whether the last year is in the Initial Term or any of the Extended Terms.) Benefit may be taken by Tenant of the provisions of any statute or ordinance permitting any assessment to be paid over a period of years; provided, however Tenant shall pay all installments due during the Term. The Tenant is not liable for installment payments of special assessments falling due after the Initial Term or after any Extended Term. In

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addition to the foregoing, Tenant shall pay any tax of a nature not presently in effect but which may hereafter be levied assessed or imposed upon Landlord or upon the Premises, if such tax shall be based upon or arise out of the ownership, use or operation of the Premises; provided, however, that for the purpose of computing Tenant's liability for such new tax, Tenant shall only be responsible for taxes assessed against the Premises and Tenant shall not be responsible for any taxes on other property of Landlord. Nothing contained herein shall be construed or require Tenant to pay any franchise, inheritance, estate, succession, transfer, income or other similar tax of Landlord, chargeable to or required to be paid by Landlord, unless such tax shall be specifically levied against the rental income of Landlord derived hereunder, as a substitute for real estate taxes, in whole or in part, upon the Premises, the Building or the improvements situated thereon.

     In the event that Tenant at any time institutes suit to recover any real estate tax, assessment, tax lien or other imposition or charge paid by Tenant under protest in Landlord's name, Tenant shall have the rights, at Tenant's sole expenses to institute and prosecute such suit or suits in Landlord's name, in which event Tenant covenants and agrees to indemnify and save Landlord harmless from and against all costs, charges or liabilities in connection with any such suit including reasonable attorney's fees. All funds recovered or received as a result of any such suit shall belong to Tenant, except to the extent such recovery relates to a period of time which is not part of the Term of this Lease, in which event such portion of the recovered funds shall be paid to Landlord.

     Paragraph 5. Use: Permits and Licenses. The Premises shall be used for office space, research and development, packaging and shipping, or as general office space, as well as for any lawful uses related or incidental thereto. Tenant shall not use or occupy the Premises or knowingly permit the Premises to be used or occupied contrary to any statute, rule, order, ordinance, regulation or restrictive covenant applicable thereto, or in any manner in which: (i) would violate any certificate of occupancy affecting the same, (ii) would render the hazard insurance thereon void, (iii) is inconsistent with the permitted uses hereunder, (iv) would cause structural injury to the Building or improvements,
(v) would constitute a public or private nuisance or waste. Tenant agrees to promptly upon discovery of any such use, take all necessary steps to compel the discontinuance of such use. Landlord shall, at Landlord's sole cost and expense, maintain each and every permit, license, certificate, and other authorization, and procure all renewals, extensions, and continuances of the same required in connection with the lawful construction and occupancy of the Premises by Landlord, while Tenant shall, at Tenant's sole cost and expense, maintain each and every permit, license, certificate, and other authorization, and procure all renewals, extensions, and continuances of the same required in connection with the use of the Premises by Tenant.

     Paragraph 6. Maintenance of Premises. Except as set forth in the last paragraph of this Paragraph 6, Tenant shall be responsible for maintaining all interior

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and exterior portions of the Premises, including without limitation, all mechanical systems i.e. plumbing, electrical, lighting or other mechanical systems, components, or leasehold improvements under this Lease, in good condition and repair, except for reasonable wear and tear. Tenant shall also be responsible for maintaining all landscaping on the Premises (including, but not limited to mowing all lawns on the Premises), for all snow removal, and for all repairs for broken glass, painting, decorating, clean up and light bulbs. Tenant shall, upon the expiration of the Term of this Lease or any extension thereof, deliver the Building and Premises, in as good condition as received, except for reasonable wear and tear, and damage by fire or other casualty. Tenant shall not be liable for damage to the Premises and Building which shall be caused by the negligent or willful acts or omissions of Landlord, or Landlord's contractors, employees or agents, or which shall be caused by fire or other hazard covered by Landlord's insurance. Tenant shall maintain the fixtures and equipment which constitutes the plumbing, electrical, heating and ventilating, and air-conditioning systems of the Premises in such manner as to comply with all applicable federal, state and municipal ordinances and regulations. Notwithstanding the above, Tenant shall pay for all repairs, maintenance and replacements to the extent caused by the willful or negligent acts or omissions of the Tenant, or Tenant's agents or employees in, on or about the Premises.

     Tenant shall not create any openings in the roof or exterior walls, nor shall Tenant make any alterations, additions or improvements to the Premises, except as permitted by Paragraph 11 hereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Except as otherwise provided herein, Tenant, at Tenant's sole cost and expense, will make all additions, improvements and alterations on the Premises and to the improvements, appurtenances and equipment thereon which may be necessary by the act or negligence of the Tenant or Tenant's agents, invitees, or employees. No additions, improvements or alterations shall be commenced until Tenant has first satisfied the requirements set forth in Paragraph 11 hereof.

     Notwithstanding anything to the contrary, Landlord will be responsible for the structural elements of the roof, foundation and all other mechanical equipment within the building including but not limited to, the boilers, all heating, ventilation and air conditioning equipment. Said responsibility of Landlord is subject to Tenant properly maintaining the mechanical elements in accordance with recommended maintenance schedule and procedures provided by the equipment manufacturers. All warranties obtained by Landlord shall be assigned to Tenant. In addition, Landlord shall repair and maintain, at Landlord's sole cost and expense, the asphalt surface of the parking lot for a period of two (2) years from the Beginning Date (this shall not affect Tenant's responsibility for snow removal from such parking lots).

     Paragraph 7. Liability Insurance. Tenant further agrees that Tenant will at all times during the Term hereof, at Tenant's sole cost and expense, carry and maintain comprehensive general public liability insurance naming Landlord and Tenant as

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insured parties against claims for personal injury, including death and property damage, in, on or about the Premises, in the amount of One Million and no/100 Dollar ($1,000,000.00) in respect to any one occurrence causing bodily injury, death or property damage, and will also carry, if any is required by applicable law, steam boiler insurance on all steam boilers, pressure vessels and other such apparatus, including piping. All such policies shall provide that the same may not be canceled or altered except upon thirty (30) days prior written notice to Landlord and shall specifically name Landlord as an insured party.

     Paragraph 8. Hazard Insurance. Tenant shall, at all times during the Term of this Lease, at Tenant's expense, maintain insurance on all buildings and improvements on the Premises against loss by fire and lightning, the risks covered by what is commonly known as extended coverage, malicious mischief and vandalism, and all other risks or direct physical loss in an amount equal to the full replacement value on a replacement form basis, of such buildings and improvements. The policy or policies evidencing such insurance shall be written by a company or companies authorized to do business in the State of Wisconsin
(i) shall name Landlord and Tenant as insureds thereunder to the extent of the interest in the Premises; (ii) shall contain effective waivers of subrogation; and (iii) shall provide that losses shall be paid as their respective interests may appear. At the request of Landlord, a mortgagee clause may be included in the policies covering Landlord's mortgagee, if any. The policies shall provide that the same may not be canceled or altered except upon thirty (30) days prior written notice to Landlord and to Landlord's mortgagees, if any. Tenant shall furnish insurance against loss of rents due to the occurrence of any casualty or hazard in the amount of all rent payments, taxes, assessments and insurance premiums required hereunder for a twelve (12) month period, and shall provide separate contents insurance for all of Tenant's personal property, removable or trade fixtures, furnishings, and equipment and insurance against breakage of all plate glass used in the Building and improvements located in the Premises. At Tenant's sole option, Tenant may self insure Tenant's personal property, removable trade fixtures, furnishings, and equipment.

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     Tenant shall furnish Landlord with a certificate or certificates of all insurance policies required to be carried and maintained by Tenant within sixty
(60) days after Landlord's demand therefore. Tenant shall procure renewals thereof at least thirty (30) days prior to the expiration dates of the respective policies. All such insurance shall be procured from a responsible insurance company or companies authorized to do business in the State of Wisconsin. Any insurance required of Tenant under this Lease shall further provide that Landlord's interest under the policy will not be invalidated by any act or omission of, or any breach of warranty or covenant in the policy by Tenant, or by the use of the Premises for purposes more hazardous than is permitted by the policy.

     In the event Tenant shall at any time fail, neglect or refuse to procure or renew insurance and keep the same in full force as provided for in this Lease, then Landlord may, at Landlord's election, procure or renew such insurance, and any amounts thereof by Landlord shall constitute a part of Additional Rent due at the next rent day after any such payment, together with interest at the Lease Interest Rate as provided herein.

     Landlord and Tenant hereby waive all claims for recovery from the other party for any loss or damage (whether or not such loss or damage is caused by the negligence of the other party and, notwithstanding any provision or provisions obtained in the Lease to the contract) to any person or property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance, subject to the limitation that this waiver shall apply only when it is permitted by the applicable policy of insurance.

     Paragraph 9. Damage or Destruction of Leased Premises. If the Building on the Premises is damaged or partially destroyed by fire or other casualty to the extent of less than forty percent (40%) of the then cost of replacement thereof above foundation, the same shall be repaired as quickly as is practicable, by Landlord except that the obligation of Landlord to rebuild shall be limited to repairing or rebuilding of Landlord's property. If the Building or the leased premises are so destroyed or damaged to the extent that forty percent (40%) or more of the then replacement cost thereof above foundation, then Landlord may elect not to repair or rebuild by giving notice in writing terminating this Lease, in which event this Lease shall be terminated as of the date of such notice. If Landlord shall undertake to restore or repair the Leased Premises, it shall: (i) pursue all necessary work with all reasonable dispatch in a manner consistent with some construction practices, (ii) in the event insurance proceeds are insufficient to replace or restore the Premises to substantially the same condition the Premises were in immediately prior to its damage or destruction, Tenant shall be responsible for and shall pay Landlord an amount equal to the amount of such insufficiency within thirty (30) days of written demand therefore by Landlord, (iii) neither Base Rent nor Additional Rent shall abate while the Premises are being restored or repaired.

     Paragraph 10. Liens. Tenant shall not do any act which shall in any way encumber the title of Landlord in and to the Premises, nor shall any interest or estate of Landlord in the Premises be in any way subject to any claim by way of lien or

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encumbrance, whether by operation of law or virtue of any express or implied contract by Tenant. Any claim to or lien upon the Premises arising from any act or omission of Tenant shall accrue only against the leasehold estate of Tenant and shall in all respects be subject and subordinate to the paramount title and rights of Landlord in and to the Premises. Tenant will not permit the Premises to become subject to any mechanics', laborers' or materialman's lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Premises by or at the discretion of Tenant; provided, however, that Tenant shall have the right to contest in good faith and with reasonable diligence, the validity of any such lien or claimed lien. Tenant may provide, at Tenant's expense, a bond for the same, which bond satisfies all statutory requirements, from a bonding company licensed in Wisconsin and reasonably acceptable to Landlord. On any final determination of the lien or claim for lien, Tenant will immediately pay any judgment rendered, with all property costs and charges, and will, at Tenant's expense, have the lien released any judgment satisfied.

     If Tenant shall then fail to contest the validity of any lien or claimed lien within thirty (30) days of the filing of the same, or provide a bond for the same within thirty (30) days of Landlord's request for the same; shall fail to prosecute such contest with diligence; or shall fail to release all liens within ninety (90) days (or such longer period as is necessary provided that Tenant proceeds with diligence) of their filing; or satisfy any judgment rendered thereon within thirty (30) days of the date rendered, then Tenant shall be in default thereunder and Landlord may, at Landlord's election (but not at Landlord's obligation), remove or discharge such lien or claim for lien (with the right in Landlord's discretion, to settle or compromise the same), and any amounts advanced by Landlord for such purposes, including reasonable attorney's fees shall constitute a part of the Additions Rent due from Tenant to Landlord at the next rent date after any such payment, with interest at the Lease Interest Rate as provided herein Landlord's payment.

     Paragraph 11. Alterations and Improvements. Tenant shall not at any time during the Term of this Lease, or any extension thereof, make any alteration, addition or improvement to the Premises or any improvements located thereon without, in each instance obtaining the prior written consent of Landlord, which consent (i) shall not be unreasonably withheld, conditioned or delayed, and (ii) shall specify whether Landlord will require Tenant to remove the alterations, additions or improvements at the end of the Term (and if removal is so specified, Tenant shall remove such alterations, additions or improvements). Tenant shall not need Landlord's consent to interior, non-structural alterations, additions, and improvements made by Tenant, provided the costs of such alterations, additions or improvements shall not exceed Twenty Thousand 00/100 ($20,000.00) per calendar year or in the aggregate One Hundred Fifty Thousand and 00/100 ($150,000.00) over the Term hereof. No alteration, addition or improvement to the Premises for which Landlord's consent is required hereunder shall be commenced by Tenant until Tenant has furnished Landlord with a satisfactory certificate of certificates from, an insurance company evidencing workmen's compensation coverage

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and insurance coverage protecting Landlord against public liability and property damage to any person or property, on the Premises, arising out of and during the making of such alterations, additions, or improvements. Any alteration, addition or improvement made by Tenant hereunder shall be done in a good and workmanlike manner in compliance with all applicable governmental laws, statutes, ordinances, rules and regulations. The parties further agree that Tenant may also make interior non-structural alterations, additions, or improvements to the Premises so long as such alterations, additions or improvements do not detract from the marketability of the Premises. In addition to any signage specified in the plans and specifications for the renovation of the Building as finally agreed upon by Landlord and Tenant, the Tenant may erect or display any signage without Landlord's Consent, provided that all signage shall comply with all applicable governmental laws, ordinances or regulations.

     Paragraph 12. Condemnation. In the event the whole of the Premises of the Building shall be taken as a result of the exercise of the power of eminent domain or condemned for a public or quasi-public use by any competent authority, or sold to the condemning authority under threat of condemnation, or if a portion of the Premises shall be taken or sold as a result of such event, and as a result thereof either party, in its reasonable discretion, determines that as a result of the taking it is not economically feasible to use the balance of the Premises or the Building either party, in its reasonable discretion, determines that it is not economically feasible to use for the same purpose as before such taking, sale or condemnation then the Term of this Lease shall be terminated as of the date of vesting of title pursuant to such proceeding or sale. If no portion of the Building is so taken and, after giving effect to such taking, the parking area of the Premises has not been reduced by greater than twenty-five percent (25%) meets municipal code requirements applicable to Tenant's use of the Building, notwithstanding any provision of this Lease to the contrary, (i) this Lease shall not be affected thereby (except that thereafter "Premises" shall mean the Premise as so reduced); (ii) Base Rent shall not be reduced or otherwise affected; (iii) the total award, compensation and damages received for such taking shall be paid to Landlord. The total award, compensation or damages received from such proceedings or sale shall be allocated and paid to Landlord provided that Tenant may apply for and receive a separate award as more specifically described below.

     In the event only a part of the Premises, or the Building, shall be taken as a result of the exercise of the power of eminent domain or condemned for a public or quasi-public use by any competent authority, or sold to the condemning authority, or sold to the condemning authority under threat of condemnation, and it is economically feasible to use the balance of the Premises or the Building can be used for the same purpose as before such taking, sale or condemnation, then this Lease shall not terminate and Tenant, at Tenant's expense, shall promptly repair and restore the Premises and all improvements thereon so that the Premises can be so used. The awards paid as a consequence of such taking, sale or condemnation shall be placed in escrow in accordance with the procedures set forth in Paragraph 9 hereof, shall be used for such repair and restoration or shall be disbursed in accordance with the procedures of

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Paragraph 9 hereof. In the event Tenant shall not promptly commence the repair or restoration required hereby, and diligently pursue the completion of same, the Tenant shall be deemed in default under this Lease and, in addition to any remedy of Landlord provided for under this Lease, at law or in equity, Landlord may retain the award, or the balance thereof remaining in the hands of the Tenant. Notwithstanding anything contained in this Lease to the contrary, Tenant shall also have the right to pursue, apply for and receive a separate award for damages suffered solely by Tenant in the event of an eminent domain or condemnation proceeding, including but not by way of limitation, (i) the cost of moving, or of realigning, removing, and relocating Tenant's trade fixtures, equipment, and personal property, and (ii) Tenant's lost or diminished value of Tenant's lease-hold interest, or any other matters which are separately compensable to Tenant (but with respect to the items set forth in this subparagraph).

     Paragraph 13. Assignment and Subletting by Tenant. Tenant shall not, without prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, (i) sublease over fifty percent (50%) of the Premises; or (ii) assign or otherwise transfer or permit the transfer of this Lease or all or any part of the interest of Tenant in this Lease. If Tenant desires to enter into a sublease of over fifty percent (50%) of the Premises of such an assignment, Tenant shall deliver written notice thereof to Landlord, together with a copy of the proposed sublease or assignment at least thirty (30) days prior to the commencement day of the term of the proposed sublease or assignment. In making Landlord's determination as to whether to consent to any proposed sublease (or to any proposes assignment of this Lease), it shall be reasonable for Landlord to take into consideration, without limitation by enumeration, the following factors: the business reputation and credit worthiness of the proposed subtenant; the estimated increased pedestrian and vehicular traffic on the Premises and to the Building which would be generated by the proposed subtenant or assignee; and the proposed use to be made of the Premises; provided that any proposed sublease or assignment of the Lease if Tenant is then in default under this Lease.

     If Tenant enters into an approved sublease, and if such sublease provides or permits any rent or other consideration in excess of the rent due hereunder, all such excess rent shall, at Landlord's option, as evidenced by written notice to Tenant, be paid to Landlord on the first date of each month during the term of the sublease less any brokerage commission. Any subletting or assignment hereunder (including without limitation, an assignment hereunder the last subparagraph of this Paragraph 13) shall not release or discharge Tenant of or from any liability whether past, present or future under this Lease and Tenant shall continue full liability hereunder, provided that if Landlord shall cancel this Lease or enter into a direct lease with the new tenant, the tenant's future liability under this Lease (to the extent and for that portion of the rent for which Landlord has a direct lease) shall be terminated.

     Notwithstanding anything to the contrary contained in this Lease, Tenant may, without Landlord's consent, assign this Lease to any corporation, partnership or other legal entity that is controlled by or under common control with Tenant, or any

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corporation resulting from the merger or consolidation with Tenant, or to any entity that acquires all of Tenant's assets as a going concern of the business that is being conducted on the Premises, provided that: (i) Tenant is not at such time in default hereunder, and (ii) such successor shall execute an instrument in writing fully assuming all of the obligation and liabilities imposed upon Tenant hereunder and deliver the same to Landlord. Notwithstanding the foregoing, any corporate merger, consolidation, asset purchase or other transaction that results in the employees of the Tenant owning more than 25% of the voting stock of the Tenant shall require the Landlord's consent to the transaction which consent will not be unreasonably withheld.

     For purposes of this paragraph, the change in beneficial ownership of more than fifty percent (50%) of the voting stock of Tenant or any corporate reorganization, consolidation or merger of Tenant shall be deemed to be an assignment of this Lease. Tenant shall remain primarily liable on this Lease despite any assignment of this Lease or any subletting of the Premises.

     Paragraph 14. Indemnity for Litigation. Landlord and Tenant agree that in any litigation to which they may be parties, the non-prevailing party shall pay all costs and expenses, including reasonable attorney's fees, which may be incurred by or imposed on the prevailing party, either in enforcing this Lease or in any litigation to which the prevailing party, without fault on its part, may be a party.

     Paragraph 15. Estoppel Certificates. Tenant agrees that at any time and from time to time, upon not less than ten (10) days' prior written request by Landlord, Tenant will execute, acknowledge and deliver to Landlord or Landlord's mortgagee, a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that Landlord is not in default under any term or condition of this Lease (or if any default exists Tenant will specify such default), the date to which the rent and other charges have been paid in advance, if any, and such other matters as Landlord's mortgagee may reasonably request, or being intended that any such statement delivered pursuant to this Paragraph 15 may be relied upon by any prospective purchase of the fee of the Premises, or any mortgagee or assignee of any mortgagee upon the fee of the Premises.

     Paragraph 16. Inspection of Premises. Tenant agrees to permit Landlord and any authorized representatives of Landlord, to enter the Premises at all reasonable times during business hours, without notice in the event of an emergency and upon twenty-four (24) hours' advance written notice for the purpose of inspecting the Premises for other purposes. Tenant agrees to permit Landlord and any authorized representative of Landlord to enter the Premises at all reasonable times during business hours and upon forty-eight (48) hours' advance written notice to exhibit the same for the purpose of sale or mortgage. During the final year of the Initial Term and Extended Term, Landlord may display on the Premises usual "For Sale" or "For Rent" signs. In no event shall the entry by Landlord or any representative of Landlord unreasonably hinder or interrupt Tenant's use and possession of the Premises.

     Paragraph 17. Fixtures. Except as otherwise provided herein, the Building and improvements and all plumbing, heating, lighting, electrical and air conditioning fixtures attached to the Premises and used in the operation of the Premises shall be and remain a part of the Premises and shall constitute the property of Landlord. Tenant's personal property, machinery, removable trade fixtures, and equipment now or hereafter located upon the Premises, shall be and remain the personal property of Tenant, and may be removed from the Premises by Tenant at any time. All refrigeration equipment is part of the Premises.

     Paragraph 18. Default by Tenant. Tenant agrees that any one or more of the following events shall be considered an event of default (an "Event of Default"):

     (a) If an order, judgment or decree shall be entered by any court adjudicating Tenant bankrupt or insolvent, or approving a Petition seeking reorganization of Tenant or appointing a receiver, trustee or liquidator of Tenant, or of all or a substantial part of Tenant's assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty
(60) days;

     (b) Tenant shall file an answer admitting all of the allegations of a petition filed against Tenant in any bankruptcy, reorganization or insolvency proceeding or under any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition or extension;

     (c) Tenant shall make a general assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver, trustee or liquidator of Tenant, or any of the assets of Tenant;

     (d) Tenant shall file a voluntary petition in bankruptcy, or shall admit in writing Tenant's inability to pay Tenant's debts as they come due, or shall file a petition or an answer seeking reorganization or arrangement with creditors or shall take advantage of any insolvency law;

     (e) A decree or order appointing a receiver of the property of Tenant shall be made and such decree or order shall not have been vacated within sixty
(60) days from the date of entry or granting thereof;

     (f) Tenant shall default for a period of fifteen (15) days after written notice from Landlord of nonpayment of rent or other payment required to be made by Tenant hereunder when due as herein provided; or

     (g) Tenant shall be in default in the performance of or compliance with any of the agreements, terms, covenants or conditions of this Lease other than those referred to in the foregoing subparagraphs (a) through (f) of this Paragraph for a period of thirty (30) days after notice from Landlord to Tenant specifying the default, or in the case of a default which cannot, with due diligence, be cured within thirty (30) days, Tenant fails to proceed within thirty (30) days to cure such default and thereafter to prosecute the curing of such default with due diligence (it being intended in connection with a default not susceptible of being cured with due diligence within thirty (30) days that the time period for Tenant to cure the same shall be extended to ninety (90)
days).

     Upon the occurrence of an Event of Default and the expiration of any applicable grace period, Landlord shall have the option to pursue any one or more of the following remedies (or any other remedy available to it) without notice or demand whatsoever:

     (a) Give Tenant written notice of intent to terminate this Lease on the date of such notice or on any later date as may be specified therein, whereupon Tenant's right to possession of the Premises shall cease and this Lease, except as to Tenant's liability, shall be terminated. In the event this Lease is terminated in accordance with the provisions of this Paragraph, Tenant shall remain liable to Landlord for damages in an amount equal to the rent and other sums which would have been owing by Tenant hereunder for the balance of the Term had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all of Landlord's reasonable expenses including, without limitation, all actual and reasonable repossession costs, brokerage commissions, legal expenses, reasonable attorney's fees, expenses of employees, alteration and repair costs and expenses of preparation for such reletting. Landlord shall be entitled to collect such damages from Tenant monthly on the days on which the rent and other charges would have been payable hereunder if this Lease had not been terminated. Alternatively, to the extent permitted by law, at the option of Landlord, in the event this Lease is so terminated, Landlord shall be entitled to recover forthwith against Tenant as damages and not as a penalty an aggregate sum, which at the time of such termination of this Lease, represents the excess, if any, of the aggregate of the rent and all other charges payable by Tenant hereunder that would have accrued for the balance of the Term over the aggregate rental value of the Premises (such rental value to be computed on the basis of Tenant paying not only rent to Landlord for the use and occupation of the Premises, but also such other charges as are required to be paid by Tenant under the terms of this Lease) for the balance of such term, both discounted to present worth at the rate of six percent (6%) per annum.

     (b) With process of law, reenter and take possession of the Premises or any part thereof, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, using such force for such purposes as may be necessary, without being liable for prosecution thereof, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of rent or preceding breach of covenants or conditions. Should Landlord elect to reenter the Premises as provided in this subparagraph, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part thereof in Landlord's name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions and other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in Landlord's reasonable discretion, may determine, and Landlord may collect an receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such reletting; provided, however, that Landlord shall use good faith efforts to relet the Premises and mitigate Landlord's damages. No such reentry or taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry and/or reletting to exercise Landlord's reasonable right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in said notice. In the event that Landlord does not elect to terminate this Lease but takes possession as provided for in this subparagraph, Tenant shall pay to Landlord (i) the rent and other charges as herein provided which would be payable hereunder if such repossession had not occurred, less (ii) the net proceeds, if any, of the reletting of the Premises after deducting all Landlord's reasonable expenses including, without limitation, all actual and reasonable repossession costs, brokerage commissions, legal expenses, reasonable attorney's fees, expenses of employees, alteration and repair costs and expenses of preparation for such reletting. Tenant shall pay such rent and other sums to Landlord monthly on the days on which the rent would have been payable hereunder if possession had not been retaken.

     Paragraph 19. Landlord's Performance of Tenant's Covenants. Should Tenant at any time fail to do any act or make any payment required to be done or made by Tenant under the provisions of this Lease, subsequent to notice and the expiration of any applicable grace period set forth in Paragraph 18 hereof, Landlord, at Landlord's option, may (but shall not be required to) do the same or cause the same to be done, and all reasonable amounts paid by Landlord in connection therewith shall constitute a part of the Additions Rent due on the next rent date after such payment, together with interest at the Lease Interest Rate as provided herein.

     Paragraph 20. Exercise of Remedies. No remedy contained herein or otherwise conferred upon or reserved to Landlord or Tenant, shall be considered exclusive of any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given herein, or now or hereafter existing at law or in equity. Every power and remedy given by this Lease to Landlord or Tenant may be exercised from time to time and as often as occasion may arise or as may be deemed expedient. No delay or omission of Landlord or Tenant to exercise any right or power arising form any default shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein. No waiver of any breach of any of the covenants of this Lease shall be construed, taken or held to be a waiver of any other breach, or a waiver, acquiescence in or consent to any further or succeeding breach of the same covenant. The acceptance by Landlord of any payment of rent or other sums payable hereunder after the termination by Landlord of this Lease or of Tenant's right to possession hereunder shall not, in the absence of an agreement in writing to the contrary by Landlord, be deemed to restore this Lease or Tenant's right to possession hereunder, as the case may be, but shall be construed as a payment on account and not in satisfaction of damages due Landlord from Tenant.

     In the event of any Event of Default by Tenant or a default by Landlord of any of the agreements, terms, covenants or conditions contained in this Lease the other party shall be entitled to enjoin the same and shall have the right to invoke any right and remedy allowed at law or in equity or by statue or otherwise as though re-entry, summary proceedings, and other remedies were not provided for in this Lease.

     Paragraph 21. Subordination to Mortgages. At the option of Landlord's mortgagee, this Lease shall be subject and subordinate to any mortgage now or hereafter placed upon the Premises; provided, however, that the mortgagee agrees in writing with Tenant or adequate provision is made in the mortgage, so that regardless of any default or breach under such mortgage or of any possession or sale of the whole or part of the Premises under or through the mortgage, this Lease and Tenant's possession shall not be disturbed by the mortgagee or any other party claiming by, under or through the mortgagee; provided further, however, that Tenant shall continue to observe and perform Tenant's obligations under this Lease and pay rent to whomsoever may be lawfully entitled to the same
from time to time.   Tenant hereby agrees to execute, if the same is required,
any and all instruments in writing which may be requested by Landlord to subordinate Tenant's rights under this Lease to the lien of any such mortgage.

     Paragraph 22. Indemnity. Tenant and Landlord each shall hold the other harmless and indemnified at all time against any loss, liability, damage, cost or expense including reasonable attorney's fees, by reason of any accident, loss or damage resulting to persons or property from any use which may be made of the Premises, or of any improvements or equipment at any time situated thereon, or by reason of or growing out of any act or thing done or omitted to be done under this Lease upon the Building, the Premises or to any improvement or equipment at any time situated thereon to the extent caused by the indemnifying party.

     Notwithstanding anything set forth above in this Paragraph 22 to the contrary, Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord, for any injury or damage to any person or property in or about the Premises, including, without limiting the generality of the foregoing, the following: (a) those caused by snow, ice or water leakage of any character from the roof, walls, basement or other portion of the Premises or the Building; or (b) those caused by gas, fire, oil, electricity or any cause whatsoever in, on or about the Premises or the Building (except for any injury or damage described in subparagraphs (a) or (b) above which are caused by the negligent acts or omissions of Landlord or Landlord's agents, employees or contractors).

     Paragraph 23. Surrender. Upon the termination of this Lease whether by forfeiture, lapse of time or otherwise, or upon the termination of Tenant's right to possession of the Premises, Tenant will at once surrender and deliver up the Building and the Premises, together with all improvements thereon, to Landlord, broom clean, in good order, condition and repair, reasonable wear and tear excepted. "Broom clean" means free from all debris, dirt, rubbish, equipment, and personal property of Tenant, both inside the Building and on the grounds comprising the Premises. Any damage caused by the removal of Tenant from the Premises, including any damages caused by removal of Tenant's equipment, shall be repaired and paid for by Tenant prior to the expiration of the Term of this Lease. In the event any improvements, fixtures, or equipment which Tenant is required to remove hereunder are not removed by Tenant at the time of the expiration of the Term of this Lease, Tenant shall pay an allocated rent which is based on the area of the Premise which is unavailable to Landlord as a result of such improvements, fixtures, and equipment until such improvements, fixtures or equipment are removed.

     Any holding over by Tenant of the Premises after the expiration of the Term of this Lease shall operate and be construed to be a tenancy from month-to-month only, at double the monthly rate of rent and other charges payable hereunder for the Lease Term. Nothing contained in this Paragraph 23 shall be construed to give Tenant the right to hold over at any time, and Landlord may exercise any and all remedies at law or in equity to recover possession of the Premises as well as any damages incurred by Landlord due to Tenant's failure to vacate the Premises and deliver possession to Landlord as herein provided. In the event Landlord consents to Tenant's holdover in writing prior to the commencement of such holdover, Tenant shall be considered to be a month-to-month Tenant and all of the terms, covenants, and conditions of this Lease including the rent to be paid by Tenant shall remain unchanged for such tenancy.

     Paragraph 24. Condition of Premises. Landlord has no notice or knowledge of any condition or defects in the Premises (including but not limited to the Building) which will impair the use or occupancy thereof by Tenant or give rise to a notice from any governmental authority; and the Premises and the Building, respectively, are to Landlord's knowledge in compliance with all building, zoning, environmental and other laws, rules, regulations and ordinances of any governmental authority having jurisdiction over the same. Any and all present or future warranties, express or implied, of any manufacturer, installer, builder, contractor, supplier, or any other entity with respect to the parking lot, roof and other structural components and mechanical systems of the Premises (including but not limited to the Building) including but not limited to the electrical, plumbing, heating, ventilating and air-conditioning systems, shall be assigned to and shall inure to the benefit of Tenant, except to the extent of any repair obligations of Landlord. Landlord warrants that on the Beginning Date the Building will comply with all local and state building codes including ADA and environmental laws applicable to similar projects.

     Paragraph 25. Default of Landlord. If any default by Landlord continues for thirty (30) days after written notice thereof by Tenant to Landlord (or in the case of a default which cannot reasonably be cured within thirty (30) days) if Landlord fails to proceed within thirty (30) days to cure such default with due diligence (it being intended in connection with a default not susceptible of being cured with due diligence within thirty (30) days that the time period for Landlord to cure the same shall be extended to ninety (90) days), Tenant may effect such cure on behalf of and for the account of Landlord, and Landlord shall promptly reimburse Tenant for all costs and expenses thereof, including reasonable attorney's fees, court costs and expenses.

     If Landlord shall fail to perform any covenant or condition of this Lease upon Landlord's part to be performed and, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy thereon against the right, title and interest of Landlord in the Building and Common Areas and out of rents or other income from such property receivable by Landlord and Landlord shall not be liable for any deficiency.

     Paragraph 26. Covenant of Quiet Enjoyment. Landlord agrees that at all times when Tenant is not in default beyond the expiration of any applicable grace period, under the terms, covenants and conditions of this Lease, Tenant's quiet and peaceable enjoyment of the Premises shall not be disturbed or interfered with by Landlord or by any other persons claiming by, through or under Landlord.

     Paragraph 27. Short Form Lease. This Lease shall not be recorded, but either party at the request of the other shall execute in duplicate a short form of lease for the purpose of recording the non-economic terms of this Lease.

     Paragraph 28. Notices. All notices, consents, approvals, or demands upon, by Landlord or Tenant desired or required to be given under the provisions hereof, shall be in writing. Any notices or demands from Landlord to Tenant shall be deemed to have been duly and sufficiently given if a copy thereof has been personally delivered or mailed by United States registered or certified mail to Tenant at 1617 Sherman Avenue, Madison, Wisconsin 53704 or any such other address as Tenant may therefore have furnished by written notice, and to Landlord at 1100 W. Northwest Highway, Suite 216, Mt. Prospect, Illinois 60056 or at such other address as Landlord may therefore have furnished by written notice to Tenant. The effective date of any notice shall be the date of personal delivery or three (3) days after delivery of the same to the United States Post Office for mailing as the case may be.

     Paragraph 29. Covenant Run with Land. All of the terms, covenants, and conditions of this Lease shall extend and inure to and be binding upon the heirs, executors, administrators, successors and assigns of the respective parties hereto, the same as if they were in every case specifically named, and shall be construed as covenants running with the land. Wherever in this Lease reference is made to either of the parties hereto, it shall be held to include and apply to, wherever applicable, the heirs, executors, administrators, successors and assigns of such party. Nothing herein contained shall be construed to grant or confer upon any person, firm, corporation or governmental authority, other than the parties hereto, their heirs, executors, administrators, successors and assigns, any right, claim or privilege by virtue of any covenant, agreement, condition or undertaking in this Lease contained.

     The term "Landlord" as used in the Lease, so far as the covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Premises, and in the event of any transfer or transfers of the title to such fee, the Landlord herein named (and in the case of any subsequent transfers of conveyances, the then grantor) shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all personal liability as respects to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; provided that the Landlord shall not be released for any breach or default which has occurred prior to the transfer or conveyance; and provided further that any funds in the hands of such Landlord or the then grantor at the time of such transfer or conveyance, in which Tenant has an interest shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provisions of this Lease shall be paid Tenant.

     Paragraph 30. Time and Essence. Time is of the essence of this Lease and all provisions herein relating thereto shall be strictly construed.

     Paragraph 31.  Miscellaneous.

     (a) The captions of this Lease are for convenience only and are not to be construed as part of this Lease or as defining or limiting in any way the scope or intent of the provisions hereof.

     (b) If any covenant, agreement or condition of this Lease or the application thereof to any person, firm or corporation or to any circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such covenant, agreement or condition to persons, firms or corporations or to circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each covenant, agreement or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     (c) This Lease shall be construed and enforced in accordance with the internal laws of the State of Wisconsin.

     (d) None of the covenants, terms or conditions of this Lease, to be kept and performed by either party, shall in any manner be altered, waived, modified changed or abandoned, except by a written instrument, duly signed, acknowledged and delivered by both parties to this Lease.

     (e) Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership, or of joint venture by the parties hereto. The parties agree that no provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship other than that of Landlord and Tenant.

     (f) Landlord and Tenant hereby represent and warrant to each other that they have not dealt with or had any contact with any real estate agent, broker or finder in connection with this Lease. Landlord and Tenant agree to indemnify and hold each other harmless from and against any and all obligations, liabilities, losses, costs, and expenses (including, but not limited to, reasonable attorney's fees) incurred in connection with any breach of this subparagraph.

     (g) No payment by Tenant or receipt by Landlord of an amount not equal to the Base Rent or Additional Rent shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease.

     (h) The term "Lease Interest Rate" when used herein, shall be defined as being an annual interest rate equal to two percent (2%) per annum over and above the prime rate of interest published from time to time by the Wall Street Journal.

     Paragraph 32. Governmental Consent. Notwithstanding anything contained in this Lease to the contrary, Tenant's obligations under this Lease shall not commence until Landlord has obtained each and every permit, license, certificate or other authorization required to be obtained by Landlord as provided in Paragraph 5, above, except any such permit, license, certificate or authorization which may be obtained only after Tenant completes any work with respect to the Building and Premises to be completed by Tenant.

     Paragraph 33. Mortgage. Tenant agrees to execute any modification of this Lease which may be required by Landlord's mortgagee as a condition to making a mortgage loan on the Building; provided that no such modification shall alter the rent, the size of the Premises, or any of the material rights of Tenant provided herein nor materially reduce the economic value hereof to Tenant or diminish Tenant's right of non-disturbance by a mortgagee or any party claiming by, under or through a mortgagee as set forth in Paragraph 21 hereof. Tenant agrees to complete and promptly return any estoppel certificates that may be required in connection with any mortgage loan on the Building.

     Paragraph 34. Environmental Indemnity.

     Paragraph 34.1 Compliance with Law. Tenant, at Tenant's expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county, and municipal authorities pertaining to Tenant's use or occupancy of the Premises and with the recorded covenants, conditions and restrictions, regardless of when they become effective, including, without limitation, all applicable federal, state and local laws, regulations or ordinances pertaining to air and water quality, Hazardous Material (as hereinafter defined), waste disposal, air emissions, and other environmental matters, all zoning and other land use matters, and utility availability, and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to the use or occupancy of the Premises.

     Paragraph 34.2  Use of Hazardous Material.

     (a) Tenant shall (i) not cause or knowingly permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees without notifying Landlord as set forth in subparagraph (c), below. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises caused or knowingly permitted by Tenant results in contamination of the Premises, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including reasonable sums paid in settlement of claims, attorney fees, consultant fees, and expert fees) which arise as a direct result of such contamination caused by the acts or negligence of Tenant, its agents, employees, or invitees. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local government agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises which results from the presence of Hazardous Material on the property caused or knowingly permitted by Tenant. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises caused or knowingly permitted by Tenant results in any contamination of the Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the introduction of such Hazardous Material to the Premises: provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld, conditioned or delayed. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

Notwithstanding the foregoing, Tenant shall not be liable for and shall have no duty to indemnify Landlord for any contamination to the soil or groundwater which results through the leakage of Hazardous Material from the surrounding properties and if any contamination is caused by a direct result of the acts or negligence of Landlord, its agents, employees or invitees. Premises; provided that obtained, which approval delayed. The foregoing termination of this Lease.

     (b) As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste, defined by a governmental law, including, but not limited to, those substances, material, and wastes listed in the United States Department of Transportation Hazardous materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part
302) and amendments thereto, and shall also include, asbestos, polychlorinated biphenyls ("PCBs"), petroleum, and petroleum based derivatives and/or compounds, and urea formaldehyde.

     (c) Disclosure. At the commencement of this Lease, and on January 1, of each year thereafter (each such date being hereafter called "Disclosure Dates"), including January 1 of the year after the termination of this Lease, Tenant shall disclose to Landlord the names of all Hazardous Material, or any combination thereof, which were stored, used or disposed of on the Premises.

     (d) Inspection. Landlord and its Agents shall have the right, but not the duty, to inspect the Premises at any time to determine whether Tenant is complying with the terms of this Lease. If Tenant is not in compliance with this Lease, Landlord shall promptly notify Tenant of the reasons for such noncompliance. In the event Tenant fails to take action to begin to remedy such noncompliance within ten (10) business days of the receipt of such notification Landlord shall have the right to immediately enter upon the Premises to remedy any contamination caused by Tenant's failure to comply notwithstanding any other provision of this Lease. If Landlord takes such action under this Paragraph to remedy Tenant's noncompliance, Landlord shall use best efforts to minimize interference caused thereby, and shall use best efforts to minimize the cost of such remediation.

     Paragraph 34.3. Limitation of Indemnity. Tenant's obligations under this Paragraph shall extend only to conditions created on or after the date Tenant takes possession of the Premises. Tenant shall not be liable for remediation of contamination or conditions that exist prior to the date Tenant takes possession of the Premises, even if federal, state or local regulations or laws require new or additional remediation after the date Tenant takes possession of the Premises. Further, Landlord shall not hold Tenant liable for damages caused by hazardous material which Landlord, its members, agents, employees, or contractors caused to be placed on the property after the Beginning Date or for hazardous material that migrates, flows, percolates, defuses or in any way moves on to the Premises after the Beginning Date of this Lease, except to the extent Tenant, its officers, employees, agents, assigns, contractors or subtenants cause such hazardous material to migrate, flow, percolate, defuse or in any way move unto or under the Premises.

     Paragraph 35. Net Lease. Except for the Landlord's maintenance and repair obligations set forth in Paragraph 6, this Lease is intended to be and shall be an absolute "net, net, net" Lease, and the rent and all other sums payable hereunder by Tenant (all of which shall be deemed to be Additional Rent) shall be paid without notice or demand and without setoff, counterclaim, abatement, suspension, deduction, or defense except as expressly permitted herein or by law. As more particularly set forth herein, Tenant shall pay all taxes, insurance premiums, maintenance, repair and non-structural replacement costs and expenses, utility charges and expenses, and all other costs and expenses, relating to the Premises and/or the operation thereof during the Term of this Lease. In addition, except as set forth in Paragraph 9, this Lease shall continue in full force and effect and the obligations of Tenant hereunder shall not be released, discharged, diminished, or otherwise affected by reason of any damage to or destruction of the Premises, or any part or parts thereof; any partial taking; any restriction on or prevention of or interference with any use of the Premises, or any part or parts thereof; or any Permit Encumbrance.
Except as set forth in Paragraph 6, it is expressly understood and agreed that Landlord shall have no responsibility or obligation, whatsoever, with respect to the Premises or the condition or use thereof during the term of this Lease and shall be absolutely, without limitation, exculpated from any and all such responsibilities and/or obligations, all such responsibilities and obligations being those of Tenant. Notwithstanding the foregoing, Tenant shall not be required to pay the cost of compensation or fringe benefits for Landlord's employees, depreciation on any building and/or improvements, interest and principal payments on debt incurred by Landlord relating to the Premises, any cost or expenditure for which Landlord is reimbursed by insurance proceeds or otherwise, or Landlord's own costs of managing Landlord's interest under the Lease. It is understood that Landlord shall not be required to perform any management services for the Premises or Tenant. In addition, notwithstanding the foregoing, this Paragraph shall not supersede any of the other sections of this Lease, and if a conflict of interpretation shall arise, the other Paragraphs shall take precedence.

     Paragraph 36. Expansion Option. Provided Tenant is not in default under this Lease, and provided that Tenant's financial condition is equal to or better than its financial condition at the time of the execution of this Lease, Tenant may request that Landlord construct additional space at the premises to accommodate the Tenant's growth. At any time after occupancy, Tenant may request Landlord to construct space adjacent to the Tenant's leased premises. The area originally leased under this Lease shall be referred to as the "Base Premises".

     Tenant shall give Landlord written notice that it desires Landlord to construct additional space and said request shall contain a detailed description of the additional space and shall conform to all the existing applicable building and zoning laws, rules, and regulations. Such description shall also include Tenant's preliminary plans and specifications for such addition.

     For the additional space so requested by Tenant, the monthly rental shall be increased for the Term of the Lease as extended by an amount equal to one hundred fifteen percent (115%) of the monthly installments of, principal and interest necessary to amortize the "Total Project Cost" over 120 months using the Annual Interest Rate. For purposes hereof, the Total Project Cost shall mean all costs incurred by Landlord incident to constructing the additional space requested by Tenant, including but not limited to, all construction costs for such additional space, engineer and architect's fees, building permits, interest paid on any and all construction financing loans, all costs incurred by the Landlord for securing construction and permanent financing (including the cost of refinancing any existing mortgage on the premises if such is required as a condition of obtaining permanent financing). The Interest Rate shall mean the greater of: (i) the initial rate of interest charged to the Landlord to obtain permanent financing to finance the cost of expanding the Building as requested by Tenant, or (ii) the prime rate of interest plus two percentage points. For example, if the total project cost is $1,000,000.00 and the Annual Interest Rate is ten percent (10%), the monthly rent for the additional space shall be equal to $15,197.34 (1.15 X (1,000.000.00 + 75.671163)).

     Paragraph 37. Replacement Space. If during the Term of this Lease, Tenant determines that Tenant needs additional space, and it is not feasible for Landlord to provide such additional space by renovating the Building, or by building an addition to the Building, Landlord shall have the exclusive right for 365 days from the date that it is determined that the Building cannot be renovated or added to to meet the Tenant's needs to acquire or build replacement space for the Tenant (such replacement space shall be referred to hereinafter as the "Replacement Space"). Within seventy-five (75) days of Tenant and Landlord making such determination, the parties hereby agree to work in good faith to agree in writing on (a) location of the Replacement Space, (b) a reasonable detailed description of the Replacement Space, (c) a good faith estimate of the moving date, (d) the architectural plan specifications site plan and work letter for the Replacement Space, and (e) a new prospective ten (10) year written lease for the Replacement Space (such new lease shall be referred to hereinafter as the "Replacement Lease"). Failure to reach a written agreement as provided in this paragraph for the Replacement Space within such seventy-five (75) day period, will render the terms and conditions of this paragraph 37 null and void. If Landlord and Tenant are able to agree in writing as set forth above on the Replacement Lease, then upon Tenant's occupying the Replacement Space pursuant to the Replacement Lease, this Lease shall terminate.

     Paragraph 38. Option to Extend. Provided Tenant is not then in default under this Lease, Tenant shall have the right and option to extend the Initial Term of this Lease for two (2) successive periods of five (5) years ("Extended Terms"), the Extended Terms to commence upon the expiration of the Initial Term hereof. During the Extended Terms, all of the terms, covenants and conditions (other than the rental which shall be as set forth in Paragraph 3 above) of this Lease shall remain in full force and effect.

Such option shall be exercised by delivery of written notice by Tenant to Landlord not less than one hundred twenty (120) days and no more than two hundred forty (240) days prior to the expiration of the Initial Term and, if applicable, the first Extended Term.

     Paragraph 39. Brokerage Commissions. Landlord and Tenant mutually warrant to the other that they will be responsible for the payment of their respective representatives in this transaction.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly signed as of the day, month and year first above written.

                LANDLORD:

                TENNEY PLACE DEVELOPMENT, LLC

                BY: /s/ R. Michael Campbell
                    ----------------------------------------
                    R. Michael Campbell, as President & Member

                ATTEST: /s/ John R. Schaefer
                        -----------------------------------
                        John R. Schaefer, Member


                TENANT:

                SONIC FOUNDRY, INC.


                BY: /s/ Rimas Buinevicius
                    ------------------------------------------
                    Rimas Buinevicius,
                    Chairman & Chief Executive Officer

                ATTEST: /s/ Kenneth A. Minor
                        --------------------------------------
                        Kenneth A. Minor, Assistant Secretary

                                   EXHIBIT A


Part of the Southeast Quarter (SE /1/A) of Section Twelve (12) Town Seven (7) North, Range Nine (9) East, lying West of and adjacent to Certified Survey Map No. 3728, located in the City of Madison, Dane County, Wisconsin, to-wit:
Beginning at the southwesterly corner of Lot 4 of said Certified Survey Map No. 3728; thence North 53(degrees) 17' 17" West, 392.91 feet; thence North 53(degrees) 27' 14" West, 38.08 feet; thence North 47(degrees) 28' 03" West,
280.98 feet to the easterly line of Sherman Avenue; thence along said easterly line, North 39(degrees) 38' 45" East, 128.70 feet; thence North 36(degrees) 16' 34" East, 63.50 feet; thence North 25(degrees) 57' 25" East, 111.78 feet; thence North 18(degrees) 48' 54" East, 80.02 feet; thence South 71(degrees) 09' 21" East, 715.85 feet to the westerly line of said Lot 4 of said CSM No. 3728; thence along said westerly line South 18(degrees) 45' 08" West, 275.60 feet; thence South 39(degrees) 18' 00" West, 364.22 feet to the point of beginning.

                                   EXHIBIT B

                    The Building's Plans and Specifications

                                 [Not Attached]

October 1, 1999

Sonic Foundry, Inc.
754 Williamson St.
Madison, WI 53703

Re: Lease Agreement (the "Lease") dated of even date herewith relating to Tenney Place

Gentlemen:

Sonic Foundry, Inc. ("Tenant") and the undersigned ("Landlord") are executing, simultaneously with this letter agreement, the Lease and the Premises described in the Lease.

To induce Landlord and Tenant to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of this letter agreement may apply thereto, including the definitions of any capitalized terms used but not defined herein) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant mutually agree:

1. Landlord agrees to provide, by Landlord's designated architect and/or engineer, and at Landlord's sole cost and expense, the following Building Standard architectural and mechanical drawings and specifications (the "Initial Plans"), to be drawn for the

Premises:

a. Completed, finished and detailed architectural drawings for the Premises, reflected ceiling, telephone and electrical outlets, and for the work to be done by Landlord under Paragraph 2 hereof; and

b. Completed Building Standard plans where necessary for installation of air-conditioning grilles and registers, heating and electrical facilities for the work to be done by Landlord under Paragraph 2 hereof.

Any redrawing occasioned by Tenant after Tenant's prior approval of the Initial Plans and any changes in the Initial Plans requested thereafter shall be at Tenant's sole cost and expense. All such plans are expressly subject to Landlord's prior written approval, which Landlord covenants it will not unreasonably withhold or delay.

Tenant covenants and agrees to furnish to Landlord all information necessary for the preparation of the Initial Plans on or before October 31, 1999, who will, within twenty-one (21) days therefrom, complete said plans and submit to Tenant for final approval or disapproval. Tenant will inform Landlord of this approval or any corrections of said plans within ten (10) days after receipt thereof by Tenant.

October 1, 1999
Page 2

Landlord, at its sole cost and expense, will cause said plans to be filed with the appropriate governmental agencies in such form (building notice, alteration or other form) as may be required. If Tenant shall desire any additional or non-standard work, over and above that specified in Paragraph 2 hereof, to be performed in the Premises by Landlord or by Tenant, Tenant shall cause similar plans and specifications for such work to be drawn at Tenant's sole expense, either by arranging therefor with Landlord's architect and/or engineer, or by consultants of its own selection. All such plans and specifications for additional or non-standard work shall be submitted to Landlord with Tenant's approved and/or corrected Initial Plans (hereinafter referred to as the "Final Plans") for Landlord's review and approval. Landlord reserves the right to give directives to Tenant's architect or engineer, at Tenant's expense, for the purpose of insuring that such additional or non-standard work conforms to the Building Standards. Landlord covenants it will not unreasonably withhold or delay such review.

2. Landlord agrees to perform, at its sole cost and expense, the following work in the Premises, to be commenced after Tenant has approved the Initial Plans:

a. Partitioning - Furnish and install Landlord's Building Standard partitioning in place per the Final Plans. The partitions will be 3-3/4" nominal thickness, consisting of two (2) 5/8" thick, full-height gypsum boards, attached to each side of 2-1/2" metal studs. Demising partitions will include batt-type insulation for sound insulation purposes.

b. Painting - Paint the non-glazed portion of the exterior walls and all Building Standard demising and interior partitions in Landlord's Building Standard grade of enamel latex paint with one (1) primer and one (1) finish coat. Tenant will select the color.

c. Doors, Frames, and Hardware - Furnish and install Landlord's Building Standard full height solid core wooden doors and door frames as per the Final Plans, including corridor doors required by City of Madison Building or Fire Codes. Interior doors to have Building Standard passage set hardware and corridor doors to have Building Standard locksets. Door stops provided for all doors.

d. Electrical Outlets - Furnish and install Landlord's Building Standard wall-mounted duplex 110 volt receptacles as per the Final Plans.

e.  Telephone/Communication Outlets - Per Tenant's allowance and Final Plans.

f. Light Fixtures - Furnish and install Landlord's Building Standard 2' x 4' recessed fluorescent fixture, with acrylic prismatic lens, or as per the Final Plans.

g. Light Switches - Furnish and install Landlord's Building Standard wall switches, as per the Final Plans.

October 1, 1999
Page 3

h. Ceiling - Furnish and install Landlord's Building Standard acoustical hung ceiling throughout, except as provided for in the Final Plans.

i. Carpet and Cove Base - Furnish and install Landlord's Building Standard carpeting and cove base, as selected by Tenant from Landlord's color range, located where shown on the Final Plans.

j. Window Covering - Furnish and install Landlord's Building Standard mini-blinds on all exterior windows.

k. Heating, Ventilating and Air Conditioning - Furnish and install Landlord's Building Standard air-conditioning system, including reasonable duct work thermostats for each zone, as per the Final Plans. Supply grilles installed in accordance with plans and specifications by mechanical engineer and/or mechanical contractor.

3. If Landlord agrees to perform, at Tenant's request, and upon submission by Tenant of necessary plans and specifications, any additional or non-standard work over and above that specified in Paragraph 2 hereof, such work shall be performed by Landlord, at Tenant's sole expense, as a Tenant extra. Prior to commencing any such work requested by Tenant, Landlord will submit to Tenant written estimates of the cost of any such work as indicated on Final Plans. If Tenant shall fail to approve or disapprove any such estimate within one (1) week from the date of submission thereof by Landlord, then Landlord shall be authorized to proceed thereon. Tenant agrees to pay Landlord, promptly upon being billed therefor, the cost of all such work, together with ten percent (10%) of the cost for Landlord's fee; Tenant agrees that in the event of default of payment thereof, Landlord shall (in addition to all other remedies) have the same rights as in the event of default of payment of rent under the Lease.

4. It is agreed that, notwithstanding the date provided in said Lease for the commencement thereof, Tenant's obligation for the payment of rental thereunder shall not commence until Landlord has substantially completed all work to be performed by Landlord as set forth in the Lease; provided, however, that if Landlord shall be delayed in substantially completing said work as a result of:

a. Tenant's failure to timely furnish Landlord with the information required to prepare the Initial Plans, or the failure of Tenant to timely approve the Initial Plans, or Final Plans; or

b. Tenant's request for materials, finishes or installations other than Landlord's Building Standard; or

c.  Tenant's changes in the Initial Plans, or Final Plans; or

October 1, 1999
Page 4


5. Landlord will permit Tenant and its agents reasonable access to the Premises during normal working hours prior to the date specified for the commencement of Tenant's occupancy under said Lease, in order that Tenant may perform through its own contractors such work and decorations as Tenant may desire at the time that Landlord's contractors are working in the Premises. The foregoing license to enter prior to the commencement of the Lease term, however, is conditioned upon Tenant's workmen and mechanics working in harmony and not interfering with the labor employed by Landlord, Landlord's mechanics or contractors or by any other tenant or their contractor. Such license is further conditioned upon Workers' Compensation and public liability insurance and property damage insurance, all in amounts and with companies and on forms satisfactory to Landlord, being provided and at all times maintained by Tenant's contractors engaged in the performance of the work, and certificates of such insurance being furnished to Landlord prior to proceeding with the work. If at any time such entry shall cause disharmony or interference with Landlord's mechanics or contractors, this license may be withdrawn by Landlord upon forty-eight (48) hours written notice to Tenant. Such entry shall be deemed to be subject to all of the terms, covenants, provisions and conditions of said Lease except as to the covenant to pay rent. Landlord shall not be liable in any way for any injury, loss or damage which may occur to Tenant, its employees, contractors, agents, workmen and mechanics, or any one or more of them, or to any of Tenant's decorations or installations so made prior to commencement of the term of the Lease, the same being solely at Tenant's risk and Tenant hereby agrees to indemnify and hold Landlord harmless from any and all claims therefor or arising therefrom.

6. Landlord shall cause the repair or replacement of any defects in material or workmanship in the Landlord Improvements and Tenant Improvements, if any, installed by Landlord if Landlord receives written notification of such defect from Tenant within the period of one (1) year after the date of substantial completion of the Building. Tenant's sole and exclusive remedy against Landlord shall be for the repair and replacement of defects of material and workmanship as provided herein, and Landlord shall not be responsible for any defect of any nature in the Landlord or Tenant Improvements installed by Landlord of which Landlord is not so notified within such one (1) year period. LANDLORD MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, IN CONNECTION WITH LANDLORD IMPROVEMENTS OR TENANT IMPROVEMENTS EXCEPT THE WARRANTIES EXPRESSLY SET FORTH IN THIS SECTION 6. Tenant agrees that no other remedy, including without limitation incidental or consequential damages for lost profits, injury to person or property, or any other incidental or consequential loss shall be available to Tenant.

October 1, 1999
Page 5


7.   Tenant Allowances:

a.   $110,000.00 - New entry with reception desk.

b.   $10,000.00 - Signage.

c. $20.00/square yard floor allowance for all occupied spaces; Tenant to select.

d.   $180,000.00 - Electrical allowance; see attached.

e.   $30,000.00 - Plumbing allowance.

f.   $275,000.00 - HVAC allowance; see attached.

g.   $125,000.00 - Wiring allowance; Tenant to contract and manage work.

8. The Work Letter specifics are attached hereto as Exhibit A and incorporated herein by reference.

If the foregoing correctly sets forth our understanding, kindly acknowledge your approval in the space provided below for that purpose.

                         Yours very truly,

                         TENNEY PLACE DEVELOPMENT, LLC


                    By:       /s/ John R. Schaefer
                              ----------------------------------
                              Name: John R. Schaefer
                              Title: Managing Partner
                              "Landlord"

AGREED to and ACCEPTED this 1st day of October, 1999.

                         SONIC FOUNDRY, INC.


                    By:  /s/ Kenneth A. Minor
                         ---------------------------------------
                         Name: Kenneth A. Minor
                         Title: Chief Financial Officer
                         "Tenant"

                                   EXHIBIT A

Sonic Foundry - Work Letter
10/1/99
See attached floorplan.

1.   Lower (4) windowsills at Human Resources to match the existing windows.
2.   $110,000 allowance for new entry with reception desk.
3. Retain stair down. New stair up in existing opening to the standards of the stairway in Sonic's building at 754 Williamson Street.
4. Plumbed counter and base unit in break area. Wall separating vending from break area.
5. New accessible lift in existing shaft - per Wisconsin Commercial Building Code chapters 54 and 69.
6. Dropped acoustic tile ceiling over tenant's cubicles - 2'x2' revealed edge grid system.
7.   Paint existing plaster ceiling (typical in original building).
8.   Reveal & paint exposed structure (typical in addition).
9. Offices adjoining corridor, partitions to underside of joists. Demising walls between offices go above ceiling.
10. New ceiling over office/conference room. Standard ceiling height 9'. Boardroom, conference room and executive office's ceilings to be as high as mechanical systems allow.
11.  Batt insulation in partitions between offices (typical).
12.  No batt insulation in open space/office partition (typical).
13.  Run all S Communication Closet partitions to ceiling/deck (typical).
14. New restrooms per Wisconsin Commercial Building Code chapters 54 and 69 with ceramic tile floors and 4' wainscoting on all restroom walls.
15.  Ceramic tile floor in restrooms.
16.  Rework stone and/or add feature to conference room.
17.  Replace lakeside entry with new glass storefront system.
18.  $10,000 allowance for signage.
19.  Repave entry drive.
20.  Repair, seal coat and stripe parking lot.
21. New light fixtures in parking lot, poles to be scraped and repainted. Supplement existing exterior building lighting per City of Madison standards.
22.  New proximity card access system at (4) doors and security system.
23.  New intercom system at Loading Dock.
24. Refresh landscaping to include removing sidewalk and stairs. Landscape plan to a level expected in a professional office building. If stairs can not be removed, Landlord to convert stairs to a planter or other agreed upon plan.
25. Birch solid core door in Hollow Metal frame (typical) with lever handles, lock sets on no more than 1/3 of the handles.
26.  Sidelight at all office doors (typical).
27. Sound Wall at areas identified per plan. If Sound Wall area deleted and used for cubicles, savings to be added to allowances.
28. $20.00/square yard floor allowance for all occupied spaces, tenant to select.

29. $180,000 electrical allowance, electrical to be delivered complete. Power distribution, outlets, telephone openings and ambient lighting except in cubicle areas that will be provided by tenant's task lighting. Minimum of two 4-plex outlets per office. Non-glare ambient lighting in open areas. Minimum of one 2x4 florescent I '/2" deep paracube fixture in private offices.
30.  $30,000 plumbing allowance.
31. $275,000 HVAC allowance - see attached letter dated 9/8/99 from Kilgust Mechanical Add individual temperature control to boardroom and to communications closet on I ~' fi.
32. Retain steam heat baseboard at building perimeter. Units to be cleaned and painted.
33.  (6) unplumbed 4'-6' counters with lower cabinets.
34.  Remove mechanical penthouses and patch roof to manufacture's specifications.
35   Partition to plaster ceiling.
36.  Expanded finish allowance for board room and conference room.
37.  (9) 4'/4' windows with maple sills and building standard blinds at West
     End.
38.  (5) 4'/4' windows with maple sills and building standard blinds at East
     End.
39.  Half wall with maple cap.
40. Painted 6" wood base throughout of style specifications to match base in Sonic's current location. Existing marble sills refinish or clean as needed.
41. Horizontal mini-blinds on all exterior windows. Existing blinds to be removed during construction, cleaned and rehung.
42.  Repair to exterior to include tuckpointing, caulking and power washing.
43.  Sprinkler system as per State of Wisconsin Code and NFPA 13.
44.  $125,000 Wiring Allowance, Sonic to contract and manage work.
45. Remove exterior sheds, concrete ramps, transformers, poles and wiring. Lift is to remain.
46.  Patio to meet ADA code and to be of a professional appearance.
47. Construct floorplan as shown on drawing. All new walls primed to receive 2 coats of paint. All existing walls repaired as needed and to receive 2 coats of paint.
48. Building to meet all codes including fire and ADA per State of Wisconsin Commercial Building Code.
49. Conduits installed for cabeling included in electrical allowance, (#29). Empty conduit from above ceiling down to outlet box 18" AFF in all newly constructed offices.
50.  Elevations - provided by landlord.
51.  Site plan with parking layout - provided by landlord.
52. Smoke detectors, fire alarms and fire extinguishers per State of Wisconsin Commercial Building Code and as directed by the City of Madison Fire Department.



This work letter itemizes key points in the remodeling of the space for Sonic Foundry, Inc. Landlord is to provide a turnkey space. Landlord represents that finishes will be to the quality as specified above. Additional costs brought about by unexpected findings with the building will be at Landlord's sole cost.